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                                                                   Exhibit 99.10

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditor" and "Financial Statements" in the Statement of Additional Information and to the use of our report dated January 31, 2001, which is incorporated by reference in this Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A No. 2-25272) of the No-Load Class, Advisor Class A, Advisor Class B and Advisor Class C of the SAFECO Money Market Trust.

                                                          /s/ Ernst & Young, LLP

Seattle, Washington
April 25, 2001